Exhibit 99

FOR IMMEDIATE RELEASE

Landmark Land Company, Inc.
Appoints Harold F. Zagunis as Director

Upper Marlboro, MD., August 13, 2007 --- The Board of Directors of Landmark Land Company, Inc. (OTC:LLND) on August 10, 2007 appointed Harold F. Zagunis as a Director of the company.  Mr. Zagunis, age 49, has served as a Vice President of Redwood Trust, Inc. since 1995.  From 2000 to 2006, Mr. Zagunis also served as Chief Financial Officer, Controller, Treasurer, and Secretary of Redwood Trust, Inc.  Prior to 1995, Mr. Zagunis was a Vice President of Landmark Land Company, Inc.  Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.  In addition to his appointment as a Director, he will also serve on the Audit Committee, Nominating Committee and Compensation Committee of the Board of Directors.

Landmark Land Company, Inc. owns and manages for others interests in real estate and golf-oriented real estate developments in the U.S. and Europe.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports.  We assume no obligation to update the information in this press release.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330